Exhibit 23.1


                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Conning Corporation on Form S-8 (File No. 333-42781) of our reports, each dated May 1, 1998, on our audit of the financial statements of Noddings Investment Group, Inc. and Noddings & Associates, Inc. as of March 31, 1998 and for the year then ended, which reports are included in this Current Report on Form 8-K.

Chicago, Illinois                       /s/ Altschuler, Melvoin and Glasser, LLP
December 30, 1998